Exhibit 10.3


                           ALTRES Financial Letterhead


January 18, 2000

George Lovato, Jr.
Americana Publishing
303 San Mateo NE, Suite 104A
Albuquerque, NM

RE:  Financing Proposal - Accounts Receivable Financing Line

Dear George,

Thank you for your continued interest in the financial services of ALTRES Financial, L.P. We have evaluated your request for financing and are please to present you with the following Proposal to Finance your accounts receivable. The proposed terms and conditions are as follows:

     Maximum Account Receivable Financing Line: Two Hundred Fifty Thousand Dollars ($250,000) of advances on outstanding eligible accounts receivable.

     Advance Rate: Seventy Percent (70%) of invoice amounts submitted for funding.

     Funds Rate: Prime Rate (as quoted in the Wall Street Journal) plus Two Percent (2%)

     Collateral Management Fee: One and One Quarter Percent (1.25%) for each Thirty (30) day period. The Collateral Management Fee shall be the rate calculated on the face value of each financed invoice for each specific period or part thereof from time of funding until payment is received.

     Minimum Monthly Usage: Fifty Thousand Dollars ($50,000) of eligible accounts submitted for funding each monthly period.

     Term of Relationship: The minimum term of the relationship will be for a period of Eighteen (18) months, with automatic Six (6) month renewal periods.

     Recourse: Altres Financial will guarantee the solvency of approved debtors from the invoice date to 90 days outstanding. During said period if an approved debtor files for bankruptcy Altres Financial will cover the advanced amount.

     Guarantees: A Validity Guarantee from George Lovato, Jr., CEO/Director

     Origination Fee: The Origination Fee shall be One Percent (1%) of the Maximum Account Receivable Financing Line. This fee will be due from you on the initial funding date.

     Good Faith Deposit: Five Hundred Dollars ($500). This deposit will be applied to all costs incurred during the credit review, underwriting and documentation process. Except as stated below, any surplus will be refunded to you. If ALTRES Financial declines to provide financing because of international misrepresentations, omissions, distortions or unsatisfactory results of the due diligence or because of the failure of other conditions not within the control of ALTRES Financial, L.P., any surplus deposit monies will not be refunded.

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Financing Proposal
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     Additional Terms/Requirements: ALTRESS Financial, L.P. requires quarterly financial statements, accounts receivable and payable aging, and proof of tax compliance. Each invoice will have instructions to make and mail the payment to Altres Financial to a P.O. Box controlled by Altres Financial. Please be aware that funding shall be contingent upon ALTRES Financial, L.P. securing a first lien position on the accounts receivable, inventory, and unencumbered equipment, and our completing the necessary due diligence with satisfactory outcome in regards to credit verifications, UCC filings, and lien searches.

     It is mutually understood between the parties that this Proposal to Finance your Accounts Receivable shall in no way serve as a legally binding contract to provide funding, but merely serves as a proposal for a contract which may be entered into. This proposal shall be superceded by a fully executed Accounts Receivable Financing Agreement. This proposal shall remain valid until Friday, February 21, 2000 at 5:00 p.m. Mountain Standard Time after which the proposal shall become null and void at ALTRES Financial's discretion.

     After fully reviewing this proposal, should you have any comments and/or questions please do not hesitate to call me. Once we have received the endorsed Proposal to Finance and Good Faith Deposit, ALTRES Financial, L.P. will immediately begin he necessary documentation process, which will initiate the Financing Agreement. Once again, I want to thank you for you interest in the financial services of ALTRES Financial, L.P.

     Sincerely,

                                               Reviewed and Agreed:


     Andrew Osborn                            /s/ George Lovato, Jr.
     ALTRES Financial, L.P.                   ----------------------------------
                                              George Lovato, Jr., CEO & Chairman
                                              Americana Publishing, Inc.




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